Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-220469 and 333-83206) of White Mountains Insurance Group, Ltd. of our report dated March 30, 2020 relating to the financial statements of QL Holdings, LLC, which appears in White Mountains Insurance Group, Ltd.’s Annual Report on Form 10-K/A for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 29, 2021